1 Approved by the Compensation Committee of the Board: June 17, 2025 COMMERCIAL METALS COMPANY 2013 CASH INCENTIVE PLAN As Amended and Restated Effective September 1, 2025 Purpose The purpose of the Commercial Metals Company 2013 Cash Incentive Plan (the “Plan”) is to advance the interests of Commercial Metals Company (the “Company”) and its stockholders by (a) providing certain employees of the Company and its Subsidiaries (as hereinafter defined) incentive compensation which is tied to the achievement of pre-established and objective performance goals, (b) identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and maintain employees who have outstanding skills and abilities and who achieve superior performance, and (c) fostering accountability and teamwork throughout the Company. Article I Definitions For the purposes of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated: “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act. “Award” means a grant of Incentive Compensation that may be paid to an Eligible Employee upon the satisfaction of specified Performance Goal(s) for a particular Performance Period; such Performance Period may be a period of less than a Fiscal Year (e.g., six months, a “Short-Term Cash Bonus Award”), a period equal to a Fiscal Year (an “Annual Cash Bonus Award”), or a period in excess of a Fiscal Year (e.g., three Fiscal Years, a “Long-Term Cash Bonus Award”). “Base Pay” means a Participant’s annualized rate of base salary as determined in the manner specified by the Committee during the Determination Period. “Board” means the Board of Directors of the Company. “Business Unit” means any segment or operating or administrative unit, including geographical unit, of the Company identified by the Committee as a separate business unit, or a Subsidiary identified by the Committee as a separate business unit. “Business Unit Performance Goals” means the Performance Goals established for each Business Unit in accordance with Sections 4.1, 4.2 and 4.3 below for any Performance Period. “Change in Control” means a “change in control” as defined in the Commercial Metals Company 2013 Long-Term Equity Incentive Plan or any successor thereto. “Chief Executive Officer” or “CEO” means the chief executive officer of the Company.

2 Approved by the Compensation Committee of the Board: June 17, 2025 “Claim” shall have the meaning set forth in Section 6.5. “Code” means the Internal Revenue Code of 1986, as amended. “Committee” means the Compensation Committee of the Board. “Company” means Commercial Metals Company, a Delaware corporation. “Company Performance Goals” means the Performance Goals established for the Company in accordance with Sections 4.1 , 4.2 and 4.4 below for any Performance Period. “Determination Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the 90th day after the commencement of the Performance Period. “Disability” means absence from active employment after exhaustion of short-term disability benefits and failure to return to active employment within the time period specified in the Company’s short-term disability policy. “Eligible Employee” shall mean any employee of the Company or any Subsidiary. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended. “Fiscal Year” means the fiscal year of the Company, which is the twelve-month (12-month) period ending on August 31 of each calendar year. “Incentive Compensation” means the compensation approved by the Committee to be paid to a Participant for any Performance Period under the Plan. “Individual Performance Goals” means the objective performance goals established for an individual Participant in accordance with Section 4.7 below for any Performance Period. “Maximum Achievement” means, for a Participant for any Performance Period, the maximum level of achievement of a set of Performance Goals required for Incentive Compensation to be paid which shall be a specified percentage of the Participant’s Base Pay with respect to such set of Performance Goals, determined by the Committee in accordance with Section 4.1 below. “Named Executive Officer” means the Chief Executive Officer, the Chief Financial Officer of the Company, and the other executive officers of the Company, as determined by the Committee. “Participant” means an employee of the Company or a Subsidiary who satisfies the eligibility requirements of Article III of the Plan and who is selected by the Committee to participate in the Plan for any Performance Period. “Performance Goals” means the Individual Performance Goals, Company Performance Goals and/or Business Unit Performance Goals established by the Committee for each Participant, the Company and each Business Unit for any Performance Period, as provided in Sections 4.1 , 4.2, 4.3., 4.4, and 4.7 below.

3 Approved by the Compensation Committee of the Board: June 17, 2025 “Performance Period” means the period selected by the Committee for the payment of Incentive Compensation. Unless the Committee, in its discretion, specifies other Performance Periods for the payment of Incentive Compensation hereunder, the Performance Period shall be a Fiscal Year. “Plan” means the Commercial Metals Company 2013 Cash Incentive Plan, as it may be amended from time to time. “Retirement” means a Participant’s Termination of Service solely due to the Participant’s retirement, as determined by the Committee in its sole discretion, provided that the following thresholds shall act as triggers for an analysis by the Committee of whether a Participant’s Termination of Service is due to his or her retirement: (A) the Participant’s Termination of Service solely due to retirement following the attainment of age sixty-two (62), (B) the Participant’s Termination of Service solely due to retirement following the attainment of age fifty-five (55) and ten (10) years of employment with the Company or any Subsidiary, or (C) the Participant’s Termination of Service solely due to retirement following the attainment of age fifty (50) and fifteen (15) years of employment with the Company or any Subsidiary, or (D) the Participant’s Termination of Service for any other reason that the Committee determines, in its sole discretion, should qualify as a Termination of Service due to retirement “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships, or limited liability company. “Target Achievement” means, for a Participant for any Performance Period, the target level of achievement of a set of Performance Goals required for Incentive Compensation to be paid which shall be a specified percentage of the Participant’s Base Pay with respect to such set of Performance Goals, determined by the Committee in accordance with Section 4.1 below. “Termination of Service” means occurs when a Participant ceases to serve as an employee of the Company and its Subsidiaries, for any reason, and such cessation of service constitutes a “separation from service” as defined under Section 409A of the Code and the regulations or other guidance issued thereunder. “Threshold Achievement” means, for a Participant for any Performance Period, the minimum level of achievement of a set of Performance Goals required for any Incentive Compensation to be paid which shall be a specified percentage of the Participant’s Base Pay with respect to such set of Performance Goals, as determined by the Committee in accordance with Section 4.1 below. Article II

4 Approved by the Compensation Committee of the Board: June 17, 2025 Administration 2.1 Committee’s Authority. Subject to the terms of this Article II, the Plan shall be administered by the Committee. For each Performance Period, the Committee shall have full authority to (i) designate the Eligible Employees who shall participate in the Plan; (ii) establish the Performance Goals and achievement levels for each Participant pursuant to Article IV hereof; and (iii) establish and certify the achievement of the Performance Goals. The Committee may delegate its authority and responsibilities to the CEO or any other Named Executive Officer of the Company; provided, however, that with respect to participation in the Plan by the CEO or any other Named Executive Officer, notwithstanding any provision of the Plan to the contrary, any decision concerning the awarding of Incentive Compensation hereunder (including, without limitation, establishment of Performance Goals, Threshold Achievement, Target Achievement, Maximum Achievement, and any other information necessary to calculate Incentive Compensation for the CEO or any other Named Executive Officer) shall be made by members of the Committee other than such specified individuals. 2.2 Committee Action. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. 2.3 Committee’s Powers. The Committee shall have the power, in its discretion, to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the Committee shall have the discretionary power and authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. All such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder. In construing the Plan and in exercising its power under provisions requiring the Committee’s approval, the Committee shall attempt to ascertain the purpose of the provisions in question, and when the purpose is known or reasonably ascertainable, the purpose shall be given effect to the extent feasible. Likewise, the Committee is authorized to determine all questions with respect to the individual rights of all Participants under this Plan, including, but not limited to, all issues with respect to eligibility. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan including, but not limited to, the power to: (a) designate the Eligible Employees who shall participate in the Plan; (b) maintain complete and accurate records of all Plan transactions and other data in the manner necessary for proper administration of the Plan; (c) adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules and regulations are not inconsistent with the terms of the Plan as set out herein. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances;

5 Approved by the Compensation Committee of the Board: June 17, 2025 (d) enforce the terms of the Plan and the rules and regulations it adopts; (e) review claims and render decisions on claims for benefits under the Plan; (f) furnish the Company or the Participants, upon request, with information that the Company or the Participants may require for tax or other purposes; (g) employ agents, attorneys, accountants or other persons (who also may be employed by or represent the Company) for such purposes as the Committee considers necessary or desirable in connection with its duties hereunder; and (h) perform any and all other acts necessary or appropriate for the proper management and administration of the Plan. Article III Eligibility For each Performance Period, the Committee shall select the particular Eligible Employees to whom Incentive Compensation may be awarded for such Performance Period. To the extent permitted by the Committee, employees who participate in the Plan may also participate in other incentive or benefit plans of the Company or any Subsidiary. Senior management of each Business Unit shall recommend to the Committee those employees of such Business Unit to be eligible to participate in the Plan for such Performance Period; the Committee shall consider, but shall not be bound by, such recommendations. Notwithstanding any other provision in this Plan to the contrary, the Committee may grant one or more Awards to an Eligible Employee at any time, and from time to time, and the Committee shall have the discretion to determine whether any such Award shall be a Short-Term Cash Bonus Award, an Annual Cash Bonus Award or a Long-Term Cash Bonus Award. Article IV Determination of Goals and Incentive Compensation 4.1 Establishment of Business Unit and Company Performance Goals. Not later than the last day of the Determination Period, the Committee shall approve and deliver to the Chief Executive Officer of the Company a written report setting forth the applicable goals for the Performance Period, which may include a combination of the following: (i) the Business Unit Performance Goals for the Performance Period, (ii) the Company Performance Goals for the Performance Period, (iii) the Threshold, Target, and Maximum Achievement levels for Business Unit Performance Goals and Company Performance Goals for the Performance Period, (iv) with respect to each Participant, Incentive Compensation as a percentage of Base Pay for achievement of Threshold, Target, and Maximum Achievement levels and the relative weighting of each Performance Goal in determining the Participant’s Incentive Compensation, and (v) a schedule setting forth payout opportunity as a percentage of Base Pay for Threshold, Target, and Maximum Achievement levels. The Committee may delegate to the CEO or any other officer of the Company the authority to establish and report to the Committee for each Participant the determinations under items (i) through (v) above. The Committee shall consider, but shall not be bound by, the recommendations and determinations of the CEO or such other officer with respect to such items.

6 Approved by the Compensation Committee of the Board: June 17, 2025 4.2 Establishment of Incentive Compensation Pool. Not later than the last day of the Determination Period, the Committee may, in its sole discretion, establish Incentive Compensation pools to be allocated among some or all of the Participants, the amount of which shall be calculated based on the attainment of one or more Individual Performance Goals, Company Performance Goals or Business Unit Performance Goals prescribed by the Committee, and which shall be allocated among such Participants in such percentages as the Committee shall determine. The Committee may establish such Incentive Compensation pools either in lieu of or in combination with the Incentive Compensation opportunities established pursuant to Section 4.1. Following the end of the Performance Period, the Committee may decrease or increase the amount of the Incentive Compensation pool allocated to any Participant in its sole discretion, based on any objective or subjective performance considerations as the Committee determines to be appropriate. 4.3 Categories of Business Unit Performance Goals. The Business Unit Performance Goals established by the Committee for any Performance Period may differ among Participants and Business Units. For each Business Unit, any Business Unit Performance Goals shall be based on the performance of the Business Unit. Performance criteria for a Business Unit shall be based on one or more objective subsidiary, division, operating unit or individual measures, as determined by the Committee in its sole discretion, which may include, but shall not be limited to: (a) operating profit; (b) net earnings (c) net sales; (d) EBITDA or other measures of cash flow; (e) total shareholder return, or the attainment by the shares of Company common stock of a specified value for a specified period of time, or share price; (f) earnings; (g) return on net assets,, return on invested capital, or other return measures, including return or net return on working assets, equity, capital or net sales; (h) pre-tax profits; (i) operating margins; (j) operating earnings or earnings per share; (k) value of assets; (l) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (m) aggregate product price and other product measures; (n) expense or cost levels; (o) reduction of losses, loss ratios or expense ratios; (p) reduction in fixed assets; (q) operating cost management; (r) management of capital structure; (s) debt reduction; (t) productivity improvements; (u) inventory and/or receivables control; (v) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (w) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (x) employee diversity goals; (y) employee turnover; (z) specified objective social goals; (aa) safety record; or (bb) total working capital. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Business Unit (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. The Business Unit Performance Goals established for the Performance Period may consist of any objective or subjective subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time. 4.4 Company Performance Goals. The Company Performance Goals established by the Committee for any Performance Period shall be based exclusively on one or more objective financial and operating objectives determined by the Committee in its sole discretion, as applied to the Company and its Subsidiaries on a consolidated basis. Each such goal may be expressed on

7 Approved by the Compensation Committee of the Board: June 17, 2025 an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company and its Subsidiaries or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. The Company Performance Goals established for the Performance Period may consist of any objective or subjective corporate-wide measures. Performance Goals shall be subject to such other special rules and conditions as the Committee may establish at any time. 4.5 Certification. Within two and one-half (2½) months after the end of each Performance Period, the senior management of the Company and each Business Unit shall report to the Committee the extent to which Company and Business Unit Performance Goals were achieved for the Performance Period. As soon as practicable following the finalization of the Company’s financial statements or receipt of the Independent Auditor’s Report on the Company’s financial statements for a Performance Period consisting of one or more Fiscal Years covered by the financial statements or other accounting finalizing of the Company’s financial results for any Performance Period and receipt of the report of the Company and Business Unit senior management, as applicable, the Committee shall certify in writing the determination by the Committee of the amount of Incentive Compensation, if any, to be paid to each Participant for the Performance Period. In determining whether Incentive Compensation is payable for a given Performance Period, generally accepted accounting principles to the extent applicable to the Performance Goal shall be applied, and such determinations shall be based on the calculations provided by the Company and binding on each Participant. 4.6 Earned Award Based on Level of Achievement. If Threshold Achievement is attained with respect to a Performance Goal, then the Incentive Compensation that may be paid to such Participant with respect to such Performance Goal shall be based on the percentage of Base Pay and the Committee’s predetermined schedule (which may allow for interpolation between achievement levels) setting forth the earned award as a percentage of Base Pay; for example, if (i) Threshold Achievement of a Performance Goal is 80% and 50% of Base Pay is earned at that level, (ii) the Performance Goal level actually achieved is 90% and, pursuant to the Committee’s predetermined schedule, 75% of Base Pay is earned for that level of achievement, then the earned award for such Performance Goal is 75% of Base Pay. The Committee may increase or decrease, in its sole discretion, the Incentive Compensation to be paid to one or more Participants for such Performance Period. 4.7 Discretion to Modify Incentive Compensation and Other Adjustments. After the certification described in Section 4.5, the Committee may, in its sole and absolute discretion, increase or decrease the Incentive Compensation to be paid to one or more Participants for such Performance Period. The Committee may consider subjective factors, including factors communicated to the Participant at the beginning of the Performance Period or other factors the Committee considers appropriate, and including any Individual Performance Goals set for the Participant for the given Performance Period, in determining whether to modify the Incentive Compensation to be paid to a Participant. Individual Performance Goals need not have been established during the Determination Period for the establishment of Company Performance Goals and Business Unit Performance Goals. In addition, in assessing the outcome of goals, the Committee may provide for exclusion of the impact of an event or occurrence which the

8 Approved by the Compensation Committee of the Board: June 17, 2025 Committee determines should appropriately be excluded, including but not limited to restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, any business interruption event, the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or the effect of changes in other laws or regulatory rules affecting reported results. Article V Payment of Incentive Compensation 5.1 Form and Time of Payment. Subject to the provisions of Sections 5.2 and 5.3 below and except as otherwise provided herein, at the time the Committee determines an Award opportunity for a Participant, the Committee shall also establish the payment terms applicable to such Award. Such terms shall include when such payments will be made; provided, however, that the timing of such payments shall in all instances either (A) satisfy the conditions of an exception from Section 409A of the Code (e.g., the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code and provided, further, that in the absence of such terms regarding the timing of payments, such payments shall be made in a lump sum cash payment not later than March 15th of the first calendar year immediately following the close of the applicable Performance Period. 5.2 Forfeiture Upon Termination Prior to Date of Payment. If a Participant’s employment with the Company and all of its Subsidiaries is terminated voluntarily by the Participant for any reason other than Retirement, or is terminated by his or her employer for cause (as determined by such employer) during a Performance Period or after a Performance Period but prior to the date of actual payment in accordance with Section 5.1 above, then, except as otherwise determined by the Committee, such Participant will immediately forfeit any right to receive any Incentive Compensation hereunder for such Performance Period. 5.3 Pro Rata Payment for Death, Disability, Retirement, or Termination without Cause; New Hires. (a) Death or Disability. If during a Performance Period, a Participant’s employment is terminated by reason of the Participant’s death or Disability, then such Participant (or the Participant’s beneficiary, as applicable) shall, if the Committee so determines, be eligible to receive a pro rata portion of the Incentive Compensation that would have been payable to such Participant, if he or she had remained employed until the close of such Performance Period, based on the number of days worked during the Performance Period and calculated on the basis of his or her Base Pay for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 5.1 hereof. (b) Retirement or Termination Without Cause. If during a Performance Period a Participant’s employment is terminated by reason of the Participant’s Retirement, or is terminated by his or her employer without cause (as determined by such employer in its sole discretion) then such Participant shall, if the Committee so determines, be eligible to receive a pro rata portion of the Incentive Compensation that would have been payable to such Participant, if he or she had remained employed until the close of such Performance Period, based on the number of days worked during the Performance Period and calculated on the

9 Approved by the Compensation Committee of the Board: June 17, 2025 basis of his or her Base Pay for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 5.1 hereof. (c) New Hires; Promotions. Any individual who is newly-hired or becomes an Eligible Employee during a Performance Period and who is selected by the Committee to participate in the Plan shall be eligible to receive a pro rata portion of the Incentive Compensation to which he or she could have been entitled if he or she had been employed for the full Performance Period, based on the number of days during the Performance Period during which he or she is a Participant in the Plan and calculated on the basis of his or her Base Pay for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 5.1 hereof. 5.4 Recoupment for Restatements. Notwithstanding any other provision in this Plan to the contrary, to the extent required by Company policy, applicable law, government regulation or any applicable securities exchange listing standards, amounts paid or payable under this Plan shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Company and applicable to employees of the Company generally, including pursuant to applicable law, government regulation or applicable securities exchange listing requirements, which clawback policies or procedures may provide for forfeiture and/or recoupment of amounts paid or payable under this Plan in the event of material misstatements, financial restatements, other bad acts (or inaction), or other events or occurrences consistent with any government regulation or securities exchange listing requirement. The Company reserves the right, without the consent of any Participant, to adopt any such clawback policies and procedures that are consistent with the immediately preceding sentence, including such policies and procedures applicable to this Plan with retroactive effect. 5.5 Change in Control. Subject to the provisions of Section 5.1 hereof, in the event of a Change in Control during a Performance Period, the Committee may, in its sole discretion, take such action with respect to the Plan and any Incentive Compensation payable during such Performance Period as the Committee determines is in the best interest of the Company, including without limitation the adjustment of Performance Goals and achievement levels in accordance with Section 6.10 or the payment of full or prorated Incentive Compensation Awards upon or following the consummation of such Change in Control, based on either the attainment of the applicable Performance Goals for the period preceding such Change in Control or on a deemed attainment of the applicable Performance Goals at the target or any other level. Article VI Miscellaneous Provisions 6.1 Non-Assignability. A Participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded hereunder prior to the actual receipt thereof; and any attempt to alienate, assign, pledge, sell, transfer or assign prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits shall be null and void. 6.2 No Right To Continue In Employment. Nothing in the Plan confers upon any employee the right to continue in the employ of the Company or any Subsidiary, or interferes with or restricts

10 Approved by the Compensation Committee of the Board: June 17, 2025 in any way the right of the Company and its Subsidiaries to discharge any employee at any time (subject to any contract rights of such employee). 6.3 Indemnification Of Committee, No Duties, Waiver of Claims. No member of the Committee nor any officer or employee of the Company acting with or on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee, and each and any officer or employee of the Company acting with or on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation. Except to the extent required by any unwaiveable requirement under applicable law, no member of the Committee (and no officer, employee or Affiliate of the Company) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any Person claiming by and through any Participant) as a result of this Plan, any Award or any Claim arising hereunder and, to the fullest extent permitted under applicable law, each Participant (as consideration for receiving and accepting an Award) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Committee and any officer, employee or Affiliate of the Company arising out of this Plan. 6.4 No Trust or Plan Funding. The Company (and not any of its Affiliates) will be solely responsible for the payment of all amounts hereunder. The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company for payment of any amounts hereunder. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any Participant. No Participant, beneficiary, or other person shall have any interest in any particular assets of the Company (or any of its Affiliates) by reason of the right to receive any Incentive Compensation under the Plan. To the extent that any Participant acquires a right to receive any payment from the Company pursuant to an Award, such right shall be no greater than the right of a general unsecured creditor of the Company. 6.5 Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws, and the rights and obligations created hereby shall be governed by the laws of the State of Delaware. The Participant’s sole remedy for any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan, or an Award (collectively, “Claims”) shall be against the Company, and no Participant shall have any claim or right of any nature against any Affiliate or any owner or existing or former director, officer or employee of the Company or any Affiliate. The individuals and entities described above in this Section 6.5 (other than the Company) shall be third- party beneficiaries of this Plan for purposes of enforcing the terms of this Section 6.5. 6.6 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants, and their heirs, assigns, and personal representatives. 6.7 Construction of Plan. The captions used in this Plan are for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

11 Approved by the Compensation Committee of the Board: June 17, 2025 6.8 Integrated Plan. This Plan constitutes the final and complete expression of agreement with respect to the subject matter hereof. 6.9 Tax Requirements. The Company (and, where applicable, its Subsidiaries) shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable taxes required by law to be withheld with respect to any payment of any Incentive Compensation to a Participant. 6.10 Adjustments. In the event of (a) any merger, reorganization, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights, offering, extraordinary dividend (including a spin-off), or other similar change affecting the Company’s shares; (b) any purchase, acquisition, sale, or disposition of a significant amount of assets other than in the ordinary course of business, or of a significant business; (c) any change resulting from the accounting effects of discontinued operations, extraordinary income or loss, changes in accounting as determined under generally accepted accounting principles, or restatement of earnings; or (d) any charge or credit resulting from an item which is classified as “non-recurring,” “restructuring,” or similar unusual item on the Company’s audited annual Statement of Income which, in the case of (a) – (d), results in a change in the components of the calculations of any of the criteria upon which the Performance Goals are based, as established by the Committee, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Performance Goal included in an Award, the Committee shall, without the consent of any affected Participant, amend or modify the terms of any outstanding Award that includes any Performance Goal based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event or events, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Performance Goal) will be substantially the same (as determined by the Committee or the committee of the board of directors of the surviving corporation) following such event as prior to such event. Article VII Amendment or Discontinuance The Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part. Article VIII Effect of the Plan Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Participant any right to be granted Incentive Compensation or any other rights. In addition, nothing contained in this Plan and no action taken pursuant to its provisions shall be construed to (a) give any Participant any right to any compensation, except as expressly provided herein; (b) be evidence of any agreement, contract or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position; (c) give any Participant any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder; or (d) create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person.

12 Approved by the Compensation Committee of the Board: June 17, 2025 Article IX Term The effective date of this Plan, as amended and restated, shall be September 1, 2025. This Plan shall remain in effect until it is terminated by the Committee or the Board. *******************************